Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200 • Fax: (239) 277-5237
For Immediate Release

Executive Contacts:
Kent A. Kleeberger Executive Vice President Chief Financial Officer Chico’s FAS, Inc. (239) 274-4987	F. Michael Smith Vice President Investor and Community Relations Chico’s FAS, Inc. (239) 274-4797
Chico’s Chairman Announces re-election of Class III Directors, Ratification of Other Proposals at Annual Meeting of Stockholders
Chairman and CEO Scott A. Edmonds Highlights Confidence in Chico’s Business, “Strong Foundation” and Strategies for Future Growth
     Fort Myers, FL - June 26, 2008 - Chico’s FAS, Inc. (NYSE: CHS) announced that, based on a preliminary count provided by its Inspector of Elections, stockholders have re-elected all three of the Company’s Class III Directors at today’s Annual Meeting of Stockholders. In addition, based on that preliminary count, stockholders ratified the Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan and the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending January 31, 2009 (fiscal 2008).
     In his report on the Company, Scott A. Edmonds, Chairman, President & CEO discussed the actions the Company is taking to weather the challenging economic and retailing environment, specifically in the “missy” segment and position itself for future growth:
     “We start with a strong foundation — our extremely loyal customer base,” said Mr. Edmonds. “All three of our brands continue to attract new customers to their loyalty programs. This is a strong indication that all three of our brands continue to have substantial room for growth.”
     “Further, we are in a very strong financial position, with very strong cash flows. At the end of the first quarter of fiscal 2008, the Company had approximately $271 million dollars in cash and marketable securities and zero debt.”
     Mr. Edmonds discussed how the Company is building on this strong foundation through its strategy for future earnings growth. This strategy includes:
•	Strengthening the Company’s bond with its loyal customer by increasing focus on providing “most amazing personal service” to every person that enters our stores;

•	Enhancing the value of its merchandise through improved fit, fabric, and quality with styles that are viewed as only available within the Chico’s brands;

•	Executing and delivering an exciting and compelling marketing message that highlights the unique nature of the Company’s improved merchandise offerings;

•	Slowing down real estate square footage growth until there is improvement in the overall economy and evidence of improved same store sales, profitability, and cash flow;

•	Implementing tighter controls over inventory levels commensurate with the trend in business thereby avoiding significant markdowns;

•	Attacking the expense structure at all non-customer touch points and tightly controlling headcount across our headquarters; and

•	Reducing capital expenditures from prior years by only allowing expenditures that are crucial to our needs and that provide measurable payback.
     “These strategies are being implemented by a management team that I believe is one of the best in the industry,” continued Mr. Edmonds, highlighting a number of new hires and promotions the company has made over the past several months.
     Mr. Edmonds concluded: “Despite the current challenges, we remain confident in our long-term strategies and are optimistic about our future.”
     The Company is a specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 1,067 women’s specialty stores, including stores in 49 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market and Soma Intimates names. The Company has 616 Chico’s front-line stores, 38 Chico’s outlet stores, 323 White House | Black Market front-line stores, 19 White House | Black Market outlet stores, 70 Soma Intimates front-line stores and 1 Soma Intimates outlet store.
Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information, please call (877) 424-4267 to listen to the Company’s monthly sales information and investor relations line
A copy of a slide show addressing the Company’s recent financial results and current plans for expansion is available on the Company’s website at http://www.chicos.com in the investor relations section under Our Company
Additional investor information on Chico’s FAS, Inc. is available free of charge on the Company’s website at http://www.chicos.com in the investor relations section under Our Company